Exhibit 99.1

NEWS RELEASE

[Logo of Sparton Corporation]

Sparton Corporation Will Not Pursue Acquisition of Specialized Medical Devices

(Jackson, Michigan) – June 20, 2005 – Electronics Design and Manufacturing (EMS) service provider, Sparton Corporation (NYSE:SPA) announced today that it will no longer pursue negotiations to acquire medical device manufacturer HDJ Company, Inc. and its wholly owned subsidiary, Specialized Medical Devices, Inc.

About Sparton Corporation
Sparton Corporation (NYSE:SPA) now in its 105th year, provides design engineering and electronics contract manufacturing services utilizing seven manufacturing locations encompassing nearly 855,000 sq. ft. along with several alliance partner facilities throughout North America. Sparton has also opened a manufacturing plant in Vietnam which began operations in March 2005. In addition to strong core surface mount technology (SMT) and plated through-hole (PTH), printed circuit board assembly (PCBA) and complete assembly manufacturing capabilities, Sparton offers a complete range of pre-manufacturing, post-manufacturing and engineering services. Pre-manufacturing services include product development, concurrent engineering, design for test (DFT), design for manufacturing (DFM), design for assembly (DFA), printed circuit board design and quick-turn prototyping. Post-manufacturing services range from repair depot, direct ship, distribution management to field support.

Safe Harbor and Fair Disclosure Statement
Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: To the extent any statements made in this release contain information that is not historical, these statements are essentially forward-looking and are subject to risks and uncertainties, including the difficulty of predicting future results, the regulatory environment, fluctuations in operating results and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (SEC). The matters discussed in this press release may also involve risks and uncertainties concerning Sparton’s services described in Sparton’s filings with the SEC. In particular, see the risk factors described in the Company’s most recent Form 10K and Form 10Q. Sparton assumes no obligation to update the forward-looking information contained in this press release.

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